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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of The BISYS Group, Inc., which is incorporated by reference in The BISYS Group, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the incorporation by reference of our report dated July 30, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.




PricewaterhouseCoopers LLP


Columbus, Ohio
December 28, 2001